EXHIBIT (b)(7)



[LOGO] BANK OF BOSTON
       --------------

                                        July 29, 1995

Mr. Herbert S. Lawson
Vice President & Treasurer
COBE Laboratories, Inc.
1185 Oak Street
Lakewood, CO 80215-4407

Dear Sandy:

The First National Bank of Boston (the "Bank") is pleased to make available to COBE Laboratories, Inc. (the "Company") a $10,000,000 unsecured line of credit for general corporate purposes, which includes a $1,000,000 sublimit for letters of credit, on the following terms and conditions.

1. Term. This line of credit shall commence July 31, 1995 and expire on
   ----
July 30, 1996, unless extended by mutual agreement.

2. Notice and Manner of Borrowings. Each Eurodollar Loan made under this line
   -------------------------------
of credit must be in a minimum amount of $100,000 or any larger amount which is an integral multiple of $100,000. Each Money Market Loan must be for a minimum amount of $1,000,000.00. Base Rate Loans may be in any amount, provided that aggregate loans outstanding may not exceed $10,000,000. Requests by the Company for loans must be received by the Bank no later than 12:00 noon (Boston time), on the same business day of the requested loan in the case of Base Rate and Money Market Loans and two business days in advance of the requested loan in the case of Eurodollar Loans. If such notice is given by telephone, it shall be immediately confirmed in writing. Loans will be made by crediting the proceeds thereof to the demand deposit account of the Company maintained with the Bank.

3. Evidence of Indebtedness. All loans will be evidenced by a promissory note
   ------------------------
in the form attached hereto (the "Note"). The Company hereby authorizes the Bank to record each loan and the corresponding information on the schedule forming part of the Note, and, absent manifest error, this record shall be conclusive and binding.

4. Interest Rates. Subject to the terms and conditions hereof, the Company may
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elect in its request for a loan to have interest thereon accrue at any of the following rates:

     (a) a rate per annum equal to the greater of (i) the rate of interest announced from time to time by the Bank at its head office and (ii) the weighted average of the published rates on overnight Federal Funds transactions with members of the Federal Reserve System plus 1/2%, such greater rate being herein called the "Base Rate", which interest rate shall change as and when the Base Rate changes; or

     (b) a rate quoted by the Bank to the Company as the prevailing rate per annum at which U.S. dollar deposits are offered to the Bank by first class banks in the interbank Eurodollar market in which it regularly participates at approximately 12:00 noon (Boston time) two business days before the date of the requested loan in the amount and for an interest period approximately equal to that of the requested loan, adjusted for reserves, if any, plus 1/2% per annum; or

    THE FIRST NATIONAL BANK OF BOSTON, Boston, Massachusetts 02106

     (c) a rate quoted by the Bank in its sole discretion (it being understood that the Bank is under no obligation to quote such rates) as the fixed rate of interest at which it is willing to make a "Money Market" advance in the amount and for the period of the requested loan.

Loans bearing interest as provided in paragraphs (a) (b) and (c) of this
Section 4 shall be referred to herein as "Base Rate Loans", "Eurodollar Loans" and "Money Market Loans", respectively. Eurodollar Loans may be requested for interest periods of one, two, three or six months. Money Market Loans may be requested for interest periods of one, seven fourteen, twentyone or thirty days. No loan shall have an interest period that extends beyond the expiration of this line of credit. In the event that the Company fails to specify an interest period in its request for a loan, the interest period for Eurodollar Loans shall be one month. Interest on each loan shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall be payable as set forth in the Note.

Letters of credit will be priced according to the Bank's standard schedule.

5. Payments and Prepayment. Base Rate Loans shall be payable on demand.
   -----------------------
Eurodollar Loans shall be payable on demand or if demand is not earlier made, the last day of the interest period applicable thereto. The Company may prepay Base Rate Loans, in whole or in part, at any time and without prepayment penalties, but no prepayments of Eurodollar Loans or Money Market Loans will be permitted. If the Company for any reason makes any payment with respect to a Eurodollar Loan or Money Market Loan before its maturity, or fails to borrow a Eurodollar Loan or Money Market Loan requested under Section 2, the Company will be required to pay out of pocket costs, losses or liabilities (including lost profits) incurred by the Bank as a result thereof, including any losses incurred in obtaining, liquidating or employing deposits with reference to which the rate of interest for such loan was determined, upon presentation by the Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error.

6. Other Pricing. The Company shall pay a facility fee of 1/4% per annum on
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the unused amount of the line of credit, computed as the average over the quarter, payable quarterly in arrears on the last day of each quarter.

7. Changed Circumstances; Increased Costs.
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     (a) In the event that at any time the Bank shall have determined in good faith (which determination shall be final and conclusive) that the making or maintaining of any Eurodollar Loan has been made unlawful or impractical by compliance by the Bank in good faith with any law or governmental regulation, guideline, order or other action (whether or not having the force of law), then, the Bank shall forthwith so notify the Company. On such date as the Bank shall request, the Bank's obligation to quote a Eurodollar Rate shall cease and the Company shall repay all outstanding affected loans with accrued interest.

     (b) In the event that any law, regulation, treaty or official directive or the interpretation or application thereof by any court or governmental authority or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

     (i) subjects the Bank to any tax with respect to any amounts payable hereunder by the Company or otherwise with respect to the transactions contemplated hereunder (except for taxes on the overall net income of the Bank imposed by the United States of America or any political subdivision thereof), or

     (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance or similar requirement against assets held by, or deposits in or for the account of, or loans or commitments to make loans by, the Bank (other than such requirements the effect of which is included in the determination of the interest rates for loans made hereunder), or

     (iii) imposes upon the Bank any other condition with respect to the loans made hereunder,

and the result of any of the foregoing is to increase the cost to the Bank, reduce the income receivable by or return on equity of the Bank or impose any expense upon the Bank with respect to any Eurodollar Loans or commitments to make loans hereunder, the Bank shall so notify the Company. The Company agrees to pay the Bank the amount of such increase in cost, reduction in income, reduced return on equity or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by the Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error.

8. Negative Pledge. The Company will not and will not permit any of its
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subsidiaries to, assign or otherwise convey any right to receive income (not including any dividends or other distributions by any subsidiary to the Company on account of the capital stock of such subsidiary), or create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien or related security interest of a conditional vendor) of any nature (collectively, "liens"), on any assets of the Company or any subsidiary.

9. Availability of Loans. The availability of loans and letters of credit under
   ---------------------
this facility is subject to the Bank's usual condition that the Bank continue to be satisfied with the affairs of the Company and of Gambro AB and to any changes in government regulations or monetary policies. The availability of loans and letters of credit is further subject to the Bank's having received a "comfort letter" from Gambro AB, ("Gambro") substantially in the form attached hereto, which shall remain in full force and effect so long as any loans and letters of credit remain outstanding.

10. Other Conditions.
    -----------------

     (a) Receipt of the Company's audited fiscal year end consolidated financial statements of the legal borrower, 90 days after year end. Receipt of the Company's interim 6 months management consolidated financial statements, 60 days after that period.

     (b) Discussion with the Company's management of quarterly consolidated financial statements and discussion of management's annual budget, as soon as available.

     (c) Receipt of Gambro's audited fiscal year end consolidated financial statements 180 days after year end. Receipt of Gambro's interim 6 months management consolidated financial statements 120 days after that period.

If the foregoing satisfactorily sets forth the terms and conditions of this line of credit, please execute and return the enclosed copy of this letter and the attached promissory note. We are pleased to provide this line and look forward to the ongoing development our relationship.

                                      Sincerely,

                                      The First National Bank of Boston

                                      By: /s/
                                         ------------------------------

                                      Title: Vice President
                                            ---------------------------

Acknowledged and accepted:

COBE LABORATORIES, INC.

By:  /s/ Herbert S. Lawson            By:  /s/ George L. Garcia
    -------------------------------   ---------------------------------

    Title:  CFO                       Title:  Corp. Controller
    -------------------------------   ---------------------------------

    Date:  8/8/95                     Date:  8/9/95
    -------------------------------   ---------------------------------

                                 PROMISSORY NOTE
                                 ---------------


                                                       Boston, Massachusetts

                                                       July 29, 1995


  FOR VALUE RECEIVED, the undersigned hereby promises to pay to THE FIRST NATIONAL BANK OF BOSTON (the "Bank"), or order, at the head office of the Bank in Boston, Massachusetts, the aggregate principal amount of all loans made by the Bank to the undersigned pursuant to the letter agreement between the Bank and the undersigned dated July 29, 1995, as shown in the schedule attached hereto (the "Note Schedule"), together with interest on each loan from the date such loan is made until the maturity thereof at the applicable rate set forth in the Note Schedule. The principal amount of each loan shall be payable on demand or if demand is not earlier made, on the last day of the interest period applicable to such loan indicated in the Note Schedule, and in any event, the aggregate outstanding principal amount of all loans hereunder shall be due and payable on July 30, 1996. Interest on the principal amount of each loan shall be payable in arrears on the same day as the principal amount is due, provided that (i) interest on each loan bearing interest at the Base Rate shall be payable on the last day of each borrowing period, beginning on the first of such dates occurring after the date of such loan and when such loan is due, and (ii) if the maturity of any loan is more than 90 days from the date of such loan, then interest shall be payable at intervals of 90 days and when such is due. Loans which are shown as bearing interest at the Base Rate shall bear interest at a rate per annum equal to the greater of (i) the rate of interest announced from time to time by the Bank at its head office, and (ii) the rate equal to the weighted average of the published rates on overnight Federal Funds transactions with members of the Federal Reserve System plus 1/2%, such greater rate being herein called the "Base Rate", which interest rate shall change as and when the Base Rate changes. Interest shall be computed on the basis of a 360-day year and paid for the actual number of days elapsed. All payments shall be made in lawful currency of the United States of America in immediately available funds.

       Overdue payments of principal of any loan (whether at stated maturity, by acceleration or otherwise), and, to the extent permitted by law, overdue interest, shall bear interest on demand and compounded daily, at a rate per annum equal to three percent (3%) above the greater of (i) the Base Rate and
  (ii) the rate applicable to such loan prior to the date such loan was due.

       If any of the following events of default shall occur ("Defaults"):
                                                               --------
  (a) default in the payment amounts due hereunder or performance of any of the obligations hereunder or of any obligations of the undersigned or Gambro AB to the Bank or to others for borrowed money or in respect of any extension of credit or accommodation or under any lease; (b) failure to be materially true and correct of any representation or warranty, statement or information in any documents or financial statements delivered to Bank for the purpose of inducing it to make or maintain any loan under this Note; (c) failure of the undersigned or Gambro AB to file any tax return, or to pay or remit any tax, when due; (d) failure to furnish the Bank promptly on request with financial information about, or to permit inspection by the Bank of books, records and properties of, the undersigned or Gambro AB; (e) the undersigned or Gambro AB shall be generally not paying its debts as they become due; (f) death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver or other custodian of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against the undersigned or Gambro AB; (g) change in the condition or affairs (financial or otherwise) of the undersigned or Gambro AB which in the opinion of the Bank will increase its risk; then immediately and automatically with respect to any Defaults set forth in clauses (e) and (f) above, and thereupon or at any time thereafter with respect to each other Default (such Default not having been previously cured), at the option of the Bank, all obligations of the undersigned shall become immediately due and payable without notice or demand.

       The undersigned hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

       No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right shall be effective unless in writing and signed by the Bank nor shall a waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion.

       The undersigned agrees to pay all charges of the Bank in connection with the collection or enforcement of this Note, including reasonable attorneys' fees.

       This instrument shall have the effect of an instrument executed under seal and shall be governed by the laws of The Commonwealth of Massachusetts.

  COBE Laboratories, Inc.

  By:   /s/ Herbert S. Lawson        By:  /s/ George L. Garcia
     ------------------------------     ----------------------------

  Title:         CFO                 By:      Corp. Controller
        ---------------------------     ----------------------------

                         NOTE SCHEDULE TO PROMISSORY NOTE


                                DATE: July 29, 1995


  Date      Principal        Maturity*  Interest**     Date and Amount of    Notation
  of Loan   Amount of Loan   Date       Rate           Payment Received      made by
  -------   --------------   ----       ----           ----------------      -------


























  --------------------------
  * Insert "Demand" for loans bearing interest calculated with reference to the Base Rate.

  ** Insert "Base Rate" for loans bearing interest calculated with reference to the Base Rate.